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                                                                 EXHIBIT (a)(21)



                                      Contact: For Fujitsu:
                                               Korendo Shiotsuki
                                               General Manager, New York Office
                                               (212) 265-5360
                                                    or
                                               Sitrick And Company
                                               Donna K.H. Walters
                                               Michael Sitrick
                                               (310) 788-2850

For Immediate Release
---------------------

           Fujitsu Reports Revised Number of Amdahl Shares Purchased

    Tokyo, Japan and Sunnyvale, Calif., USA--September 19, 1997--Fujitsu Limited (TSE: 6702) today said its depositary has given it a revised number for total shares of Amdahl Corporation (AMEX:AMH) purchased through its tender offer. The revised figure is 67,208,526 shares.

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